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(NMC Desktop Working Copy)
                                                               SUB-ITEM 77D

The MFS Core Equity Fund, a series of MFS Series Trust I, added disclosure regarding undervalued companies risk to the Prospectus contained in Post-Effective Amendment No. 47 to the Registration Statement (File Nos. 33-7638 and 811-4777), as filed with the Securities and Exchange Commission via EDGAR on December 29, 2005, under Rule 485 of the Securities Act of 1933. Such description is incorporated herein by reference.